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EXHIBIT 3.1 - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           ALTERNATIVE RESOURCES CORP.

     The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on March 7, 1988. The name of the corporation under which it was originally incorporated was Alternative Resources Corp. This Amended and Restated Certificate of Incorporation not only restates and integrates the original Certificate of Incorporation and all amendments thereto, but also includes amendments adopted by the stockholders of the corporation on the date hereof. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of Delaware and shall become effective upon filing with the Secretary of State of the State of Delaware.

     FIRST: The name of the corporation is ALTERNATIVE RESOURCES CORPORATION.

     SECOND: The corporation's registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is 21,000,000 shares, consisting of (i) 20,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock").

     The designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the corporation are as follows:

A.   COMMON STOCK

     1. VOTING. Except as otherwise provided by law, each share of Common Stock shall entitle the holder thereof to one vote in any matter which is submitted to a vote of stockholders of the corporation.

     2. DIVIDENDS. Subject to the express terms of the Preferred Stock outstanding from time to time, such dividend or distribution as may be determined by the Board of Directors of the corporation may from time to time be declared and paid or made upon the Common Stock out of any source at the time lawfully available for the payment of dividends.

     3. LIQUIDATION. The holders of Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the corporation (voluntary of involuntary) of all assets of the corporation which are legally available for distribution, if any, remaining after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock of the preferential amounts, if any, to which they are entitled.

     4. PURCHASES. Subject to any applicable provisions of this Article Fourth, the corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.


B.   PREFERRED STOCK

     Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the

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corporation or any series of any class of Preferred Stock:

     1. the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

     2. whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

     3. the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

     4. whether the shares of such class or series shall be subject to redemption by the corporation, and, if so, the times, prices and other conditions of such redemption;

     5. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

     6. whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     7. whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     8. the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

     9. the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

     10. the ranking (be it PARI PASSU, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

     11. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

     The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.


C.   MISCELLANEOUS

     1. PREEMPTIVE RIGHTS. No holder of any share of any class of stock of the corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the corporation.

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     2. ISSUANCE OF STOCK. Shares of capital stock of the corporation may be issued by the corporation from time to time in such amounts and proportions and for such consideration (not less than the par value thereof in the case of capital stock having par value) as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law.

     3. UNCLAIMED DIVIDENDS. Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and shall be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.


D.   STOCK SPLIT

     Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, each share of Common Stock of the corporation issued and outstanding immediately prior to the effective date of this Amended and Restated Certificate of Incorporation shall be automatically converted, without further action, into seven (7) shares of the Common Stock authorized herein. On such effective date, outstanding certificates representing shares of Common Stock shall thereafter automatically be deemed to represent certificates for the number of shares of Common Stock determined as set forth in the preceding sentence; provided, however, that the holders thereof shall be entitled to present such certificates to the corporation for replacement with certificates reflecting such number of shares of Common Stock.

     SIXTH: A. NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The Directors of the corporation shall be divided into three classes: Class I, Class II and Class
III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the Board of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected to each class. The initial member of Class I shall be Christopher R. Joseph and he shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1995; the initial members of Class II shall be Larry I. Kane and Bruce R. Smith and they shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1996; and the initial member of Class III shall be Robert L. Cummings and he shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1997, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held commencing with the annual election in 1994, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election and until their respective successors are duly elected and qualified. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

     B. STOCKHOLDER NOMINATION OF A DIRECTOR CANDIDATE AND INTRODUCTION OF NEW BUSINESS. Advance notice of stockholder nominations for the election of Directors and of new business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in a manner provided by the By-laws of the corporation.

     C. REMOVAL. Any Director may be removed from office as a Director at any time, but only for cause, and only by the affirmative vote of stockholders of record holding not less than two-thirds (66 2/3%) of the total outstanding voting stock of the corporation given at a meeting of the stockholders called for that purpose.

     SEVENTH: A. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of

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the stockholders, for any purpose or purposes (except to the extent otherwise provided by law or this Amended and Restated Certificate of Incorporation), may only be called by the Chairman of the Board, the President or a majority of the Board of Directors then in office.

     B. WRITTEN CONSENT BY STOCKHOLDERS WITHOUT A MEETING. No action required or permitted to be taken at any annual meeting or special meeting of stockholders of the corporation may be taken by written consent without a meeting of such stockholders.

     EIGHTH: A. AMENDMENT OF BY-LAWS. The Board of Directors of the corporation is authorized to adopt, amend or repeal the By-laws of the corporation, subject to applicable law and any applicable provisions in any resolution of the Board of Directors, except that any By-law provision adopted by the stockholders amending the By-laws after their initial adoption may be amended or repealed only by the holders of not less than two-thirds (66 2/3%) of the total outstanding voting stock of the corporation.

     B. ELECTION OF DIRECTORS. Elections of Directors need not be by written ballot unless the By-laws of the corporation shall so provide.

     C. MEETINGS OF STOCKHOLDERS. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide.

     D. BOOKS OF CORPORATION. The books of the corporation may be kept at such place within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

     NINTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

     TENTH: No Director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this Article TENTH shall not eliminate or limit the liability of a Director: (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor act or law); or (iv) for any transaction from which the Director derived an improper personal benefit. This Article TENTH shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the date this Article TENTH becomes effective. Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to the corporation or its stockholders shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as amended. For purposes of this

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Article, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the corporation" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect the elimination or limitation of the personal liability of a director for any act or omission occurring prior to the effective date of such repeal or modification. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

     ELEVENTH: The corporation is to have perpetual existence.

     TWELFTH: Article Ten of the corporation's original Certificate of Incorporation is hereby deleted in its entirety and the corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

     THIRTEENTH: Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the By-laws of the corporation or the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-laws of the corporation, the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the total voting power of the outstanding stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal Article SIXTH or Article SEVENTH of this Amended and Restated Certificate of Incorporation. Furthermore, the corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate to be signed by its duly authorized officers this 25th day of April, 1994.

                                       ALTERNATIVE RESOURCES
                                         CORPORATION


                                       By:  /s/ Larry Kane
                                            ------------------------------------
                                       Its: President
                                            ------------------------------------
Attest:

 /s/ Michael E. Harris
----------------------------------------
Secretary




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                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        ALTERNATIVE RESOURCES CORPORATION

                                    *  *  *  *  *

     ALTERNATIVE RESOURCES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY THAT:

          FIRST: The Board of Directors of the Company approved and adopted the following resolution to amend its Amended and Restated Certificate of Incorporation declaring it advisable and recommended that the amendment be submitted to the stockholders for their consideration:

               RESOLVED, that the first paragraph of ARTICLE FOURTH of the Company's Amended and Restated Certificate of Incorporation be and hereby is amended to read in its entirety as follows:

                    FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is 51,000,000 shares, consisting of (i) 50,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock").

     SECOND: The amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote at a meeting of stockholders.

     IN WITNESS WHEREOF, ALTERNATIVE RESOURCES CORPORATION has caused this certificate to be signed by its Vice President, Chief Financial Officer, Secretary and Treasurer this 9th day of May, 1996.


                                       ALTERNATIVE RESOURCES CORPORATION


                                       By:  /s/ Bradley K. Lamers
                                          -------------------------------------
                                       Name:    Bradley K. Lamers
                                       Title:   Vice President, Chief Financial
                                                Officer, Secretary and
                                                Treasurer



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                           CERTIFICATE OF DESIGNATIONS
                               OF PREFERRED STOCK

                                       of

                        ALTERNATIVE RESOURCES CORPORATION


     We, Raymond R. Hipp, Chairman of the Board of Directors and Steven Purcell, Secretary, of Alternative Resources Corporation, a corporation organized and existing under the Delaware General Corporation Law, in accordance with the provisions of Section 151(g) thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on October 15, 1998, adopted, ratified and approved this Certificate of Designations the series of preferred stock designated herein.

     Section 1. Designation and Amount. The shares of the series of preferred stock shall be designated as "Junior Preferred Stock, Series A" (the "Preferred Stock") and the number of shares constituting the series shall be 200,000.

          Section 2.  Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Preferred Stock with respect to dividends, the holders of shares of Preferred Stock, in preference to the holders of common stock, $.01 par value per share, of the Corporation (the "Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issue of any share or fraction of a share of Preferred Stock. If the Corporation shall at any time on or after October 28, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision of combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of

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     issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time on or after October 28, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, holders of Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Preferred Stock, or any shares of stock ranking on a parity with the Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except distributions made ratably on the Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time on or after October 28, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Preferred Stock then outstanding shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after October 28, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The shares of Preferred Stock shall not be redeemable.

          Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this 15th day of October, 1998.


                              /s/ Raymond R. Hipp
                              Raymond R. Hipp
                              Chairman of the Board of
                              Directors


 ATTEST:


 /s/ Steven Purcell
 Steven Purcell, Secretary